Exhibit 99.(n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement No. 33-54662 811-05006 on Form N-6 of our reports dated February 8, 2008 relating to the financial statements of the Penn Mutual Life Insurance Company, which appear in such Registration Statement.

/S/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 8, 2008